Technip Energies LanzaTech Investor relations Investor Relations Phil Lindsay Vice President Investor Relations Tel: +44 203 429 3929 Email: Phillip Lindsay Omar El-Sharkawy VP, Corporate Development lanzatechIR@icrinc.com Media relations Media relations

Jason Hyonne Public Relations Manager Tel: +33 1 47 78 22 89 Email: Jason Hyonne Kit McDonnell Director of Communications Email: press@lanzatech.com

LanzaTech

Technip Energies and LanzaTech Selected by the US Department of Energy to Receive $200M Investment for Breakthrough, Replicable Decarbonized Ethylene Commercial Facility

Your publication date and time will appear here. | Source: LanzaTech Inc.

HOUSTON, March 25, 2024 (GLOBE NEWSWIRE) -- Today, Technip Energies and LanzaTech Global, Inc. (NASDAQ: LNZA) were selected by the U.S. Department of Energy (DOE) Office of Clean Energy Demonstrations to begin award negotiations for up to $200 million in Bipartisan Infrastructure Law and Inflation Reduction Act (IRA) funding as part of the Industrial Demonstrations Program (IDP).

The project SECURE – standing for Sustainable Ethylene from CO_2 Utilization with Renewable Energy – aims to develop a transformational technology to produce sustainable ethylene from captured carbon dioxide (CO_2). Technip Energies and LanzaTech announced their Joint Collaboration Agreement to create this new pathway to sustainable ethylene at commercial scale in July 2023.

Estimated to reach a $200 billion market by 2030 and with a global demand of over 231 million tons per year, ethylene is the key building block for thousands of chemicals and materials and is often called the "world's most important chemical". This new joint technology will be developed in the U.S. for integration directly into existing commercial ethylene crackers, whereby it will capture CO_2 emissions from the process and convert them into sustainable ethylene.

Arnaud Pieton, CEO at Technip Energies, stated: *"We are extremely proud to have been selected by the DOE for this significant award consideration. Together with LanzaTech, our plan is to fully test and develop this breakthrough technology, at scale, in an actual plant, which can then be replicated in other facilities. Carbon utilization and the ability to decarbonize ethylene will have a significant impact on the chemicals industry's emissions abatement, which is a benefit to us all."*

Dr. Jennifer Holmgren, CEO of LanzaTech, said: *"The DOE's Industrial Demonstrations Program is climate leadership in action. We look forward to developing a replicable, breakthrough solution with Technip Energies that creates high-quality jobs and supports local communities for a just energy transition."*

U.S. Secretary of Energy Jennifer M. Granholm said: *"Spurring on the next generation of decarbonization technologies in key industries like steel, paper, concrete, and glass will keep America the most competitive nation on Earth. Thanks to President Biden's industrial strategy, DOE is making the largest investment in industrial decarbonization in the history of the United States. These investments will slash emissions from these difficult-to-decarbonize sectors and ensure American businesses and American workers remain at the forefront of the global economy."*

If awarded, up to $200 million is expected to fund the design, engineering, construction, and equipment for a commercial-scale integrated technology unit in the U.S. Leveraging Technip Energies' substantial industry expertise, this integrated solution has significant replication potential for ethylene crackers worldwide. Globally, there are an estimated 370 ethylene steam crackers, over 40% of which use Technip Energies' technology, including 8 in the US.

Project SECURE expects to provide 200 construction jobs and 40 permanent jobs with benefits and training opportunities. Once the site is finalized, the project aims to hire from the local area with a focus on residents of disadvantaged communities. Technip Energies and LanzaTech plan to approach community groups, unions, and labor groups to negotiate, review, and update agreements for quality jobs and community collaboration at the host site. The project was selected as one of 33 projects across more than 20 states to receive up to a total of $6 billion to demonstrate commercial-scale decarbonization solutions needed to move energy-intensive industries toward net-zero while strengthening local economies, creating, and maintaining high-quality jobs, and slashing harmful emissions that jeopardize public health.

Learn more about IDP and projects selected for award negotiations here.

About Technip Energies

Technip Energies is a leading Engineering & Technology company for the energy transition, with leadership positions in LNG, hydrogen and ethylene as well as growing market positions in blue and green hydrogen, sustainable chemistry and CO2 management. The Company benefits from its robust project delivery model supported by an extensive technology, products and services offering.

Operating in 34 countries, our 15,000 people are fully committed to bringing our clients' innovative projects to life, breaking boundaries to accelerate the energy transition for a better tomorrow.

Technip Energies shares are listed on Euronext Paris. In addition, Technip Energies has a Level 1 sponsored American Depositary Receipts ("ADR") program, with its ADRs trading over-the-counter. For further information: www.ten.com.

About LanzaTech

LanzaTech Global, Inc. (NASDAQ: LNZA) is the carbon recycling company transforming waste carbon into sustainable raw materials for everyday products. Using its commercial biorecycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. By partnering with companies across the global supply chain like ArcelorMittal, Zara, H&M Move, Coty, and On, LanzaTech is paving the way for a circular carbon economy. For more information about LanzaTech, visit https://lanzatech.com.

Contacts

Technip Energies	LanzaTech
Investor relations	**Investor Relations**
Phil Lindsay Vice President Investor Relations Tel: +44 203 429 3929 Email: Phillip Lindsay	Omar El-Sharkawy VP, Corporate Development lanzatechIR@icrinc.com
Media relations	**Media relations**

Jason Hyonne
Public Relations Manager
Tel: +33 1 47 78 22 89
Email: Jason Hyonne

Kit McDonnell
Director of Communications
Email: press@lanzatech.com

Important Information for Investors and Securityholders

Technip Energies Forward-Looking Statement

This Press Release contains forward-looking statements that reflect Technip Energies' (the "Company") intentions, beliefs or current expectations and projections about the Company's future results of operations, anticipated revenues, earnings, cashflows, financial condition, liquidity, performance, prospects, anticipated growth, strategies and opportunities and the markets in which the Company operates. Forward-looking statements are often identified by the words "believe", "expect", "anticipate", "plan", "intend", "foresee", "should", "would", "could", "may", "estimate", "outlook", and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on the Company's current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on the Company. While the Company believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that the Company anticipates.

All of the Company's forward-looking statements involve risks and uncertainties, some of which are significant or beyond the Company's control, and assumptions that could cause actual results to differ materially from the Company's historical experience and the Company's present expectations or projections. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements.

For information regarding known material factors that could cause actual results to differ from projected results, please see the Company's risk factors set forth in the Company's 2022 Annual Financial report filed on March 10, 2023, with the Dutch Authority for the Financial

Markets (AFM) and the French Autorité des Marchés Financiers which include a discussion of factors that could affect the Company's future performance and the markets in which the Company operates. Please also see Section 1.3 (Principal Risks and Uncertainties) of the Company's 2023 Half-Year Report which was filed with the AFM and the AMF on July 27, 2023.

Forward-looking statements involve inherent risks and uncertainties and speak only as of the date they are made. The Company undertakes no duty to and will not necessarily update any of the forward-looking statements in light of new information or future events, except to the extent required by applicable law.

Lanzatech Forward-Looking Statements

This press release includes forward-looking statements regarding LanzaTech based on the beliefs and assumptions of its management. Although LanzaTech believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. You should not put undue reliance on these statements, which speak only as of the date hereof. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Tags

LNZA | doe | carbon capture | carbon capture and utilization | ccu | ccus | technip energies | ethylene | sustainable ethylene | circular economy